Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees
Voyageur Mutual Funds

In planning and performing our
audits of the financial statements
of Voyageur Mutual Funds (the
"Trust") as of and for the year
ended August 31, 2006, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States), we
considered its internal control
over financial reporting, including
control activities for safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinions on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the effectiveness of the
Trust's internal control over
financial reporting.  Accordingly,
we express no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a company's assets that could have
a material effect on the financial
statements.

Because of its inherent
limitations, internal control over
financial reporting may not prevent
or detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures may
deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
significant deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the company's
ability to initiate, authorize,
record, process or report financial
data reliably in accordance with
generally accepted accounting
principles such that there is more
than a remote likelihood that a
misstatement of the company's
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of the Trust's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Trust's
internal control over financial
reporting and its operation,
including controls for safeguarding
securities, that we consider to be
a material weakness as defined
above as of August 31, 2006.

This report is intended solely for
the information and use of
management and the Board of
Trustees of the Trust and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone other
than these specified parties.


October 11, 2006